FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Rutland Square Trust II

Series Number	11
Fund	Strategic Advisers Core Multi-Manager Fund
Trade Date	5/17/2012
Settle Date	5/22/2012
Security Name	Facebook Inc - A
CUSIP	30303M102
Price	$38.00
Shares Purchased	500
Transaction Value	$19,000
Class Size	421,234,000 shares (i.e., $16,010,000,000)
% of Offering	0.0001%
Underwriter Purchased From	Morgan Stanley & Co. LLC
Underwriting Members: (1)	Morgan Stanley & Co. LLC
Underwriting Members: (2)	J.P. Morgan Securitites LLC
Underwriting Members: (3)	Goldman Sachs & Co.
Underwriting Members: (4)	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Underwriting Members: (5)	Barclays Capital Inc.
Underwriting Members: (6)	Allen & Company LLC
Underwriting Members: (7)	Citigroup Global Markets Inc.
Underwriting Members: (8)	Credit Suisse Securities (USA) LLC
Underwriting Members: (9)	Deutsche Bank Securities Inc.
Underwriting Members: (10)	RBC Capital Markets, LLC
Underwriting Members: (11)	Wells Fargo Securities, LLC
Underwriting Members: (12)	Blaylock Robert Van LLC
Underwriting Members: (13)	BMO Capital Markets Corp.
Underwriting Members: (14)	C.L. King & Associates, Inc.
Underwriting Members: (15)	Cabrera Capital Markets, LLC
Underwriting Members: (16)	CastleOak Securities, L.P.
Underwriting Members: (17)	Cowen and Company, LLC
Underwriting Members: (18)	E*TRADE Securities LLC
Underwriting Members: (19)	Itau BBA USA Securities, Inc.
Underwriting Members: (20)	Lazard Capital Markets LLC
Underwriting Members: (21)	Lebenthal & Co., LLC
Underwriting Members: (22)	Loop Capital Markets LLC
Underwriting Members: (23)	M.R. Beal & Company
Underwriting Members: (24)	Macquarrie Capital (USA) Inc.
Underwriting Members: (25)	Muriel Siebert& Co., Inc.
Underwriting Members: (26)	Oppenheimer & Com., Inc.
Underwriting Members: (27)	Pacific Crest Securities LLC
Underwriting Members: (28)	Piper Jafray & Co.
Underwriting Members: (29)	Raymond James & Associates, Inc.
Underwriting Members: (30)	Samuel A. Ramirez & C ompany, Inc.
Underwriting Members: (31)	Stifel, Nicolaus & Company, Inc.
Underwriting Members: (32)	The Williams Capital Group, L.P.
Underwriting Members: (33)	William Blair & Company, LLC